UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2007
Ohio State Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	000-28648 (Commission File Number)	34-1816546 (IRS Employer Identification No.)

111 S. Main Street, Marion, Ohio (Address of principal executive offices)	43302 (Zip Code)
Registrant’s telephone number, including area code: 740-387-2265
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 13, 2007, the Company’s Senior Vice President and Chief Financial Officer, Todd M. Wanner, delivered in writing his resignation from the Company and its subsidiary, The Ohio State Bank. His resignation is effective May 14, 2007. Mr. Wanner stated the reason for his resignation was to pursue other career opportunities.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Ohio State Bancshares, Inc.

Dated: May 14, 2007

By

Gary E. Pendleton President and CEO